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                                                                  Exhibit 10.15


                              FORMAN ENTERPRISES, INC.
                                178 Thorn Hill Drive
                            Warrendale, Pennsylvania 15086

                                            November 14, 1997

County Seat Stores, Inc.
469 Seventh Avenue, 11th Floor
New York, New York 10018



     This letter agreement (this "Agreement") confirms that County Seat Stores, Inc. (the "Company") has retained Forman Enterprises, Inc. (the "Consultant") to provide certain consulting services, which are more fully described herein and in Annex A hereto, upon the terms and conditions set forth below.

     1. Retention; Independent Contractor Status. (a) The Company hereby retains the Consultant to provide certain sourcing, merchandising, financial budgeting, store management, and other related services to the Company more fully described in Annex A hereto (the "Consulting Services"), and the Consultant hereby accepts such retention. The Company hereby confirms that the Consultant is being retained only to provide the Consulting Services in accordance with the terms hereof and not to provide any other services, including all or any portion of the Company's general financial, merchandising, retailing, store management, or other service needs or advice relating thereto except as provided herein.

     (b) The parties hereto intend that an independent contractor relationship be created by this Agreement, and nothing herein shall be construed as creating any employer/employee relationship, partnership, joint venture, or other business relationship, business group or concerted action. The personnel performing services under this Agreement shall at all times be under the Consultant's exclusive direction and control and shall be employees of the Consultant and not of the Company. The Consultant shall pay all wages, salaries, and other amounts due to its employees in connection with this Agreement and shall be responsible for all reports and obligations respecting them relating to social security, income tax withholding, unemployment compensation, workers' compensation, and similar matters.

     (c) During performance of the Consulting Services, the Consultant shall be an independent contractor and not an agent of the Company. The Consultant shall supervise the performance of its own services and shall have control of the manner and means by which its services are performed, subject to the terms hereof.

     2. Compensation. In consideration of and full payment for the Consulting Services rendered and to be rendered hereunder by the Consultant and its affiliates (as defined below) and reimbursement of all of their related costs and expenses, the Company shall make the following payments to the Consultant on the first business day of each month (the "Monthly Fee"):
(i) an


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County Seat Stores, Inc.
November 14, 1997
Page 2



amount equal to 50%, 75%, and 75%, respectively, of the monthly salary and benefits payable by the Consultant to Howard Karcher, Amaz Zivony, and Wendy Forman, as reflected on the Consultant's payroll and (ii) $40,000 per month for additional services to be provided by the Consultant, which services are detailed on Annex A hereto; provided, however, that from each payment of the Monthly Fee the Company shall deduct an amount equal to $5,000 (the "Monthly Rental Share"), which deduction shall constitute payment in full of all obligations of the Consultant to share in the payment of the monthly rental fee for any office space shared by the Consultant with the Company and located in New York City; provided further that the Company's entire right to payment of the Monthly Rental Share shall be subsumed by the right to make the foregoing deduction from the Monthly Fee, and in no event shall the Consultant have any independent obligation to pay all or any portion of the Monthly Rental Share from any other funds.

     3. Term; Termination. This Agreement shall have a term of five years commencing from the date of this Agreement; provided, however, that either party may in its sole discretion terminate this Agreement upon at least 30 days' prior written notice to the other specifying the date of termination (the "Termination Date"). Upon any such termination of this Agreement or expiration in accordance with its terms, the Company shall pay the Consultant, and the Consultant shall be entitled to receive, no later than the Termination Date, payment in full of all amounts payable to the Consultant pursuant to Section 2 above through the Termination Date.

     4. Confidentiality; Etc. Neither party hereto shall (i) divulge any trade secrets or other confidential information of the other party or (ii) divert any corporate opportunity of the other party to itself. Any information (written, oral or observed) received by either party hereto during the term of this Agreement as a result of the arrangements provided for herein shall be deemed to be confidential. Such information (x) may not be used, in the case of the Company if about the Consultant, and (y) may only be used, in the case of the Consultant if about the Company, only in the provision of the Consulting Services hereunder. The confidential information subject to this Section 4 does not include information that either party hereto can demonstrate (I) was or has become generally available to the public other than as a result of a disclosure by such party or any of its affiliates, (II) was available to such party on a non-confidential basis prior to its disclosure to such party by or on behalf of the other party in connection with this Agreement, (III) is information that has become available to either party on a non-confidential basis from a source other than the first party or its representative properly entitled to possess such information, provided that such source is not bound by a confidentiality agreement with the first party and is not otherwise prohibited from furnishing any such information by a contractual, legal or fiduciary obligation to such first party, or (IV) is or was developed by either party or its representatives independently of and without reference to information furnished by or on behalf of the other party.


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County Seat Stores, Inc.
November 14, 1997
Page 3


     5.   Survival of Certain Provisions. The compensation agreements in
Section 2 and 3 above, the confidentiality agreement in Section 4 above and the indemnification provisions in Section 7 below shall remain operative and in full force and effect regardless any termination or expiration of this Agreement or the Consulting Services and shall be binding on, and inure to the benefit of, any successors, assigns, heirs, and personal representatives of the Company, the Consultant and the Indemnified Parties (as defined below).

     6. Attorneys' Fees. All attorney fees and expenses incurred by the Consultant pertaining to this Agreement shall be paid by the Company.

     7. Indemnification. (a) The Company agrees that if the Consultant, any of its affiliates or any of their officers, directors, shareholders, counsel, employees or agents (each, an "Indemnified Party") is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the Consultant having entered into, performed or allegedly failed to perform this Agreement or by reason of the fact that any Indemnified Party was a director, officer, member, executive or agent of the Company or its affiliates or is or was serving at the request of the Company or its affiliates as a director, officer, member, executive or agent of another corporation, partnership, joint venture, trust or other enterprise (a "Proceeding"), the Indemnified Party shall be indemnified and held harmless by the Company, to the fullest extent permitted or authorized by law, against all cost, expense, liability and loss (including, without limitation, attorney's fees and expenses, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnified Party in connection therewith, and such indemnification shall continue as to the Indemnified Party even if the Indemnified Party has ceased to be a director, member, executive or agent of the Company or its affiliates or other entity and shall inure to the benefit of the Indemnified Party's successors, heirs, executors and administrators; provided, however, that the Company shall not be responsible for any such cost, expense, liability and loss to the extent that it is finally judicially determined that they result from actions taken or omitted to be taken by such Indemnified Party that constitute its own gross negligence or willful misconduct.

     (b) The Company shall pay to the Indemnified Party all reasonable costs and expenses actually incurred by such Indemnified Party in connection with a Proceeding within thirty (30) days after receipt by the Company of a written request for such payment, together with reasonable supporting documentation required by the Company and an undertaking by the Indemnified Party to repay the amount of such payment if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified against such costs and expenses.


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County Seat Stores, Inc.
November 14, 1997
Page 4



     (c) As used herein, the term "affiliate" shall mean, with respect to any person or entity, any other person or corporation or other business entity controlling, controlled by or under common control with such person or entity.

     8. Notices. Any notice, demand, request or other communication required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing, and delivered by hand, mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by reputable overnight courier service, properly addressed as (a) if to the Company, at the address set forth above, and (b) if to the Consultant or any of its affiliates, to the Consultant at its offices at 178 Thorn Hill Drive, Warrendale, Pennsylvania 15086, Attention: President and Chief Executive Officer, with a copy to Eaton & Van Winkle, 600 Third Avenue, New York, New York 10016, Attention: Thomas A. Hickey, Esq., or in any such case to such other address as furnished by a party in writing pursuant to this
Section 8. Telecopiers may be used for convenience only and the delivery of any notice, demand, request or other communication by telecopy or facsimile shall not be sufficient for purposes of giving notice hereunder.

     9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     10. No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company and the Consultant and the other Indemnified Parties referred to herein and their respective successors' and assigns, and no other person or entity shall acquire or have and right under or by virtue of this Agreement.

     11. Assignment and Succession. The rights and obligations of the parties hereunder shall inure to the benefit of an be binding upon their respective successors and assigns. Neither party's rights or obligations hereunder shall be assigned or delegated without the prior written consent of the other party, and any assignment or delegation in violation of this sentence shall be void.

     12. Entire Agreement; Amendments. This instrument contains the entire agreement between the parties as to the subject matter hereof. All prior employment understandings and agreements regarding compensation or bonus compensation, other terms of employment and negotiations and agreements with respect thereto are merged herein and are deemed canceled. Any amendment or modification hereto must be in writing and signed by all parties hereto.

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County Seat Stores, Inc.
November 14, 1997
Page 5


     13. Severability. The invalidity, illegality, or unenforceability of any provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any other provision hereof.

     14. Governing Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with laws of the State of New York, without regard to principles of conflicts of law.

     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter Agreement and your acceptance shall constitute a binding agreement between the Company and the Consultant effective as of July 1, 1997 (it being understood that the Consultant shall be retained and the compensation provided for under this Agreement shall be payable as of such date).

                              COUNTY SEAT STORES, INC.


                              By:
                                  -----------------------------
                                   Name:
                                   Title:


                              FORMAN ENTERPRISES, INC.

                               By:
                                  -----------------------------
                                   Name:
                                   Title:


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                                                                         Annex A
                                                         to Consulting Agreement


                          DESCRIPTION OF CONSULTING SERVICES

     The following is a partial listing of services currently provided to County Seat Stores, Inc. (the "Company") by Forman Enterprises, Inc. (the "Consultant"), typically on a day-to-day basis. The following list is not intended to be either an exhaustive or mandatory list, and the parties to the Consulting Agreement acknowledge that the precise mix of sea-vices to be provided by the Consultant to the Company from time to time may vary. Generally, the Consultant is actively involved in:

     -    Sourcing and production of products;
     -    Merchandise assortment and planning;
     -    In-store merchandising and presentation;
     -    Purchase and receipt flow;
     -    Vendor development and relationship management;
     - Negotiating payment terms with vendors, and arranging for extensions of trade credit, including provision offers of credit;
     -    General administrative support;
     - Advice and analysis for efficiency improvement relating to all aspects of Company operations;
     -    Management consulting;
     -    Senior management visits to stores and reporting thereof
     -    Recruiting and development of store personnel; and
     - Real estate analysis, including profitability analyses of individual stores on a stand-alone basis and in terms of their contribution to the overall Company enterprise.